Exhibit 99.1

Contact:	Norman C. Chambers

Chairman, President and Chief Executive Officer

(281) 897-7788

NCI BUILDING SYSTEMS NAMES MARK E. JOHNSON CFO

FRANCES P. HAWES TO STEP DOWN

WILL CONTINUE WITH NCI FOR 12 MONTHS TO ASSIST IN TRANSITION

AND CORPORATE DEVELOPMENT INITIATIVES

HOUSTON (March 27, 2008) – NCI Building Systems, Inc. (NYSE: NCS) today announced that Frances Powell Hawes will step down as Executive Vice President, Chief Financial Officer and Treasurer of NCI, effective March 31, 2008. At that time, Mark E. Johnson, Executive Vice President, Controller and Chief Accounting Officer of the Company, will assume the role of Executive Vice President, Chief Financial Officer and Treasurer. Ms. Hawes will continue as an NCI employee for the next 12 months, with a focus on assisting Mr. Johnson to insure a smooth management transition, as well as corporate development initiatives.

Mr. Johnson, 41, joined NCI in February 2006 as Vice President and Controller. He became Chief Accounting Officer in August 2006 and Executive Vice President in December 2007. Previously, he served as Senior Vice President and Chief Financial Officer of Vector ESP, Inc., an information technology services company, having joined that company as Corporate Controller. From 1989 to 2000, Mr. Johnson was with Ernst & Young LLP, where, as a Senior Manager in the Audit practice, he worked with a range of clients through a variety of public and private transactions.

Commenting on the announcement, Norman C. Chambers, Chairman, President and Chief Executive Officer, said, “The Board and I, having worked closely with Mark over the last two years, are pleased that he has accepted the additional responsibilities as our CFO. Mark has been instrumental in the development of our strategic plans and will be critical to their implementation.

“Frances has done an outstanding job for NCI since joining the Company in February 2005. She has taken NCI smoothly through funding the Company’s substantial growth, including several acquisitions. At a time of increasing complexity in the financial reporting requirements for public companies, Frances has developed a strong and deep financial organization, enhancing our ability to manage our anticipated growth. As a continuation of the succession planning launched by our Board of Directors in 2004, Frances has also been instrumental in implementing the succession planning process within the Finance department at NCI, which accounts for our having a highly experienced executive in Mark Johnson prepared to accomplish a seamless transition of responsibilities.

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Announces Management Changes

March 27, 2008

“In this regard, we look forward to continuing to work with Frances in a number of financial and corporate development initiatives and in the full transition of her responsibilities. We appreciate all her efforts on behalf of NCI, and we wish her well in her future endeavors.”

Ms. Hawes added, “I look forward to this opportunity to move into an advisory capacity and step back from the intensive day-to-day responsibilities. I am confident of Mark’s ability to fulfill all his new responsibilities, while continuing to position NCI for the opportunities ahead.”

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2007, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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